                                                                   EXHIBIT 10.31

                              EMPLOYMENT AGREEMENT

                  AGREEMENT made this 31st day of March, 1996 by and between Steven M. Bogen residing at 81 Dahlia Street, Staten Island, New York 10312 (the "Employee") and The Fresh Juice Company, Inc., a Delaware corporation whose address is 350 Northern Boulevard, Great Neck, NY 11021 (the "Employer").

                  WHEREAS, the Employer desires to employ the Employee upon the terms and conditions set forth below; and

                  WHEREAS, the Employee desires to accept employment as the Chief Executive Officer, Co-Chairman of the Board, general manager and Secretary of the Employer upon the terms and conditions set forth below.

                  NOW, THEREFORE AND in consideration of the premises and mutual covenants herein contained, it is agreed between the Employee and the Employer as follows:

                  1. Employment. The Employer hereby agrees to employ the Employee for the term of this Agreement, commencing as of the date hereof, as the Chief Executive Officer, Co-Chairman of the Board and Secretary of the Employer, and as the general manager of its business and operations. The Employee hereby accepts such employment and agrees to work for the Employer during the term of this Agreement upon the terms and conditions herein set forth. The Employee also agrees to serve as a director of any direct or indirect subsidiary of the Employer, if elected. The Employee's services hereunder will be rendered at the Employer's principal executive offices in New Jersey, or such other place as the parties may agree to at any time and from time to time. It is understood and agreed, however, that during the term the Employee's duties may require reasonable periods of travel from time to time as the Employer may reasonably request.

                  2. Duties. The Employee shall perform the duties and functions customarily incident to the position of Chief Executive Officer, Secretary, Co-Chairman of the Board and general manager of a corporation, and such other duties incidental thereto and consistent therewith as may, from time to time, be assigned to him by the Board of Directors. As the Chief Executive Officer and general manager of the Employer, the Employee shall, subject to the directives of the Board of Directors, be in full and complete charge of all of the Employer's day-to-day operations. His function and authority shall include, without limitation, hiring and firing of employees; purchase and sale of supplies, products, equipment and services; determination and supervision of product lines and production, sales, marketing, purchasing and advertising policies; retention of outside agencies, service companies and consultants; determining the location of and acquiring offices, production facilities and storage facilities; retention of attorneys, accountants and other professional advisors; entering into agreements on behalf of the Employer; borrowing and repayment of loans; determining fiscal policies and banking affiliations; executing checks; and all other matters incidental or relating to the business and affairs of the Employer. It is understood and agreed that the Employee shall have full right to delegate and assign duties and functions to the employees, agents, representatives and contractors of and for the Employer, in such manner and at such times and at such compensation as he deems appropriate.

                  3. Other Business Interests. The Employee agrees, during the term of this Agreement, to use his best efforts to promote the interests and welfare of the Employer and to devote such time to his employment as shall be necessary to enable him properly to perform his duties hereunder. The Employee further agrees that unless otherwise approved by the Board of Directors of the Company, the Employee shall work a minimum of 1,000 hours per year. Notwithstanding the foregoing, however, the Employer acknowledges and understands that the Employee has or may have other business interests and is or may become an officer and director of other corporations and that the Employee will be required to devote some portion of his time to his other business interests. The Employer agrees that the Employee may so do, and that he may be an officer and director of the corporations in which the Employee has or may in the future obtain an interest. The Employer acknowledges that any services performed by the Employee for such other business entities in which he has or may obtain an interest, may occupy a significant portion of the Employee's business time and will be rendered at such times and in such manner as the Employee shall deem appropriate so long as same does not unreasonably interfere with the performance of his duties and obligations to the Employer. Under no circumstances shall the rendering of any services to such other business entities form the basis for any breach by the Employee of his duties and obligations hereunder or a basis for the termination by the Employer of the Employee's employment hereunder so long as the Employee is in compliance with his obligations to the Employer hereunder.

                  4. Salary. The Employee shall be paid, as base compensation for the services rendered by him to the Employer, a salary in the amount of $360,000 per annum (the "annual base compensation"), payable weekly or in such other manner as shall be determined by the Employer, plus an annual bonus, which bonus, if any, shall be determined by the Board of Directors.

                  The annual base compensation of the Employee, as adjusted each year in accordance with the further provisions of this paragraph, shall be increased each year, commencing with the year beginning April 1, 1997, by an amount equal to, the percentage increase in the Consumer Price Index for Urban Wage Earners and Clerical Workers (New York, N.Y.--Northern N.J. -- all items in 1967=100) as periodically published by the Board of Labor Statistics of the U.S. Department of Labor, in March of each year that this Agreement continues in force and effect, over the said Index for the month of March in the preceding year, times the base compensation. For example, if the said Index for the month of March, 1997 has increased by 5% over the said Index for the month of March 1996, the Employee's annual base compensation for the year commending April 1, 1997, shall be increased by $18,000 (i.e., 5% of $360,000) to the amount of $378,000. If the said Index for the month of March 1998 has increased by 5% over the said Index for the month of March 1997, the Employee's base compensation for the year commencing April 1, 1998 shall be increased by $18,900 (i.e., 5% of $378,000, to the amount of $396,900). If the said Index or its publication shall be discontinued and no comparable Index shall be published in place thereof, the Employer and Employee shall endeavor to agree upon a substitute Index or formula which then reflects the relative comparable value of the dollar; and if they do not agree upon such substitution, then the question of a substituted Index or formula shall be submitted to arbitration in accordance with the arbitration provisions of this Agreement.

                  5. Salary Increases; Bonuses. It is understood and agreed that the Employee's agreement to accept the foregoing base compensation for his services to the Employer during the term of this Agreement shall not prohibit, limit or restrict the Board of Directors of the Employer, from increasing the Employee's compensation or from paying the Employee any bonuses during the term of this Agreement, if the directors deem same appropriate in light of the services rendered by the Employee, the business done by the Employer, the results of operations of the Employer, and such other factors as the Board of Directors, in their discretion, may deem relevant. Notwithstanding anything herein to the contrary, the aggregate amount of salary and bonuses paid to the Employee by the Employer shall not be lower than the aggregate amount of salary and bonuses paid to the Employer's most highly compensated executive officer (other than the Employee), inclusive of any amount paid to such executive officer's family members (exclusive of Jeffrey Smith).

                  6. Lump Sum Payment. (a) If, in the absence of a "Change in Control" (as defined in Section 15 hereof), the Employer terminates this Agreement for reasons other than those specified in Section 16 hereof or the Employer determines not to renew the Employee's employment under the same or similar terms as this Agreement (the "Nonrenewal of this Agreement") and the termination or nonrenewal occurs neither after a Change in Control nor in connection with a Change in Control, then the Employee shall be entitled to receive, in addition to any compensation to which he is entitled pursuant to Sections 4 and 5 hereof through the date of termination, a lump sum payment (the "Lump Sum Payment") in an amount equal to (i) the highest sum of the Employee's annual salary and bonus during any one year period of the term of this Agreement or any one year during any renewal period, as the case may be, plus (ii) his full base salary (as specified in Section 4 hereof) for the remainder of the term of this Agreement or any renewal period, as the case may be, at the rate in effect on the date of termination, plus all other amounts to which he is entitled under any compensation plan of the Employer on the date of termination. The Employee shall be entitled to receive the Lump Sum Payment within ten (10) days following (i) the termination date, or (ii) the end of the term of this Agreement or any renewal period, as the case may be, in the event of such Nonrenewal of this Agreement by the Employer. Any amounts which the Employee may earn should he seek other employment shall not be offset against the amount of the continuing salary or Lump Sum Payment to which he is entitled to otherwise receive hereunder. In addition, The Employee shall not be obligated to seek any such other employment to mitigate any payments he is entitled to receive pursuant to this Agreement. Subject to Section 15 hereof, the Employee shall not be entitled to receive continuing salary payments or the Lump Sum Payment in the event that he, not the Employer, determines not to renew this Agreement at the end of the term hereof, or any renewal period, as the case may be.

                  (b) Further, the termination, as described in Section 6(a) above, or the Nonrenewal of this Agreement will entitle the Employee to continued benefits coverage provided for hereunder for twelve (12) months from the date of termination or the end of the term of this Agreement or any renewal period, as the case may be. In addition, the Employer will provide the Employee, at the Employer's expense, with counseling services of a mutually acceptable outplacement firm for twelve
(12) months from the date of termination or the end of the term of this Agreement or any renewal period, as the case may be, subject to the next to last sentence in this paragraph. The Employee will be permitted to use the same Employer's vehicle provided to him pursuant to Section 7 below, for a period of twelve (12) months from the date of termination or the end of the term of this Agreement or any renewal period, as the case may be, subject to the following sentence. The Employee agrees that he will notify the Employer immediately upon obtaining other employment and that his use of the outplacement services will cease immediately and use of the Employer vehicle will cease on the first day of the following month. The Employee shall return the Employer's vehicle to the Employer, at the Employee's expense (or assume the monthly costs thereof in the case of a leased vehicle), on or before the first day of such following month.

                  7. Automobile. The Employer shall provide the Employee with the use of an automobile while he is employed by the Employer, of such make and model as the Employee shall reasonably determine. The Employer agrees to pay all costs of operating, maintaining, servicing, repairing, insuring and garaging said automobile along with the costs of any car phone which the Employee has or elects to have installed in such automobile. In the event this Agreement continues beyond the initial three-year term, the Employer shall provide the Employee with a new automobile every three years while he is employed by the Employer.

                  8. Benefits. (a) Commencing on the date hereof, the Employee shall (i) continue to participate in and enjoy the benefits of the health insurance and/or 401(k) plan in effect at The Ultimate Juice Company, Inc. existing immediately prior to the date hereof and (ii) be entitled to participate in and enjoy the benefits of any retirement, pension, health insurance, or other similar plan or plans which are in effect or may be instituted by the Employer for the benefit of its executive officers or employees generally, upon such terms as may be therein provided.

                  (b) During the term hereof and any extension thereof, the Employee shall be entitled to participate in and enjoy the benefits of any profit sharing, group insurance or other similar plan or plans which are in effect or may be instituted by the Employer for the benefit of its executive officers or employees generally, upon such term as may be therein provided.

                  9. Vacation, Holidays and Personal Days. (a) The Employee shall receive a paid vacation of five weeks a year during the term of this Agreement. In the event there is any unused vacation time due to the Employee upon termination of his employment with the Employer, he shall be paid for such unused vacation time. Unused vacation time shall not accrue from year to year.

                  (b) The Employee shall be entitled to as many holidays and personal days as are in accordance with the Employer's policy then in effect for its executive officers generally

(but no less favorable than the Employer's policy existing on the date hereof), upon such terms as may be provided to all executive officers of the Employer generally.

                  10. Expenses. The Employer recognizes that the Employee will incur expenses in connection with his duties hereunder and the business of the Employer for items such as entertaining, travel, hotels, gifts and similar items. The Employer agrees to provide the Employee with a corporate American Express Card in order to pay such expenses and to otherwise reimburse the Employee for, all such expenses paid or incurred by him (and/or, if requested by the Employee, to advance the Employee amounts required to cover such expenses).

                  Notwithstanding the foregoing, the Employer further recognizes that the Employee's local expenses and various miscellaneous expenses paid by the Employee in connection with his duties hereunder and the business of the Employer may be difficult to account for by the Employee. Accordingly, it is agreed that the Employee shall be entitled to receive an appropriate amount from the Employer, as determined by the Employer from time to time, as reimbursement for local and miscellaneous expenses for which the Employee shall not be required to account, not to be less than $500 or more than $1,000 per month. This shall be in addition to reimbursement for traveling, entertainment, gifts and other items, for which the Employee is able to account

                  11. Disability. In the event the Employee becomes ill or disabled during the duration of this Agreement, so that he is unable to perform his duties to the Employer hereunder, this Agreement shall continue in full force and effect and the Employee's compensation and other benefits required to be paid or maintained for the Employee by the Employer shall continue to be paid and maintained by the Employer during the duration of such illness or disability; provided, however, that in the event the Employee is ill or disabled for a continuous period of more than one year during which time he is unable to perform his duties to the Employer hereunder, the Employer shall have the right, at its option, at any time during the continuance of said illness or disability after the said one-year period to terminate this Agreement upon 60 days written notice to the Employee. In such event, the Employer shall continue to pay the Employee one-half of his annual base compensation and shall continue to provide the other benefits required to be maintained for the Employee hereunder for the shorter of (i) a period of three years following the date of such termination of this Agreement or (ii) March 31, 2005.

                  12. Other Benefits. This Agreement shall not be deemed to be in lieu of any rights, benefits or privileges to which the Employee may be entitled as an employee of the Employer under any retirement, pension, profit sharing, stock option, incentive or other bonus, life insurance, disability insurance or other plan or plans which may be adopted by the Employer, it being understood that the Employee shall have the same rights and privileges to participate in such plans and benefits as any other employee of the Employer during the duration of his employment.

                  13. Term. Subject to extensions and renewals pursuant to
Section 23 hereof, this Agreement shall continue in force and effect for a period of three years from the date hereof.

                  14. Change in Control; Potential Change in Control. (a) No benefits shall be payable pursuant to this Section 14 unless the Employee is terminated following a change in control of the Employer (a "Change in Control") or in connection with a Change in Control. For purpose of this Agreement, a Change in Control of the Employer shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an executive benefit plan of the Employer or a corporation owned, directly or indirectly, by the stockholders of the Employer in substantially the same proportions as their ownership of stock of the Employer, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Employer representing 25% or more of the combined voting power of the Employer's then outstanding securities; provided, however, that a "Friendly Change in Control" as defined below shall not be deemed a Change in Control; or
(ii) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of the Employer and any new director (other than a director designated by a person who has entered into an agreement with the Employer to effect a transaction described in clauses (i) or (iii) of this subsection) whose election by the Board of Directors of the Employer or nomination for election by the Employer's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the shareholders of the Employer approve a merger or consolidation of the Employer with any other corporation, other than a merger or consolidation which would result in the voting securities of the Employer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Employer or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Employer approve an agreement for the sale or disposition by the Employer of all or substantially all of the Employer's assets.

                  A "Friendly Change in Control" shall be deemed to occur when
(a) a Change in Control occurs and the Employee acts in conjunction with other persons or entities and constitutes part of the "person" (as defined above) which becomes the beneficial owner, directly or indirectly, of the securities described in Section 15(a)(i), or acts in furtherance of the objectives of such "person" or (b) the transactions contemplated in that certain Merger Agreement among the Employer, The Fresh Juice Company of Florida, Inc., Clear Springs Citrus, Inc., Brian Duffy and The Bogen Group, L.L.C. are consummated.

                  (b) For purposes of this Agreement, a "potential change in control" of the Employer shall be deemed to have occurred if (i) the Employer enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Employer; (ii) any person (including the Employer) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Employer; (iii) any person, other than a trustee or other fiduciary holder securities under an executive benefit plan of the Employer or a corporation owned directly or indirectly, by the stockholders of the Employer in substantially the same proportions as their ownership of stock of the company, who is or becomes the beneficial owner, directly or indirectly, of securities of the Employer representing 9.5% or more of the combined voting power of the Employer's then outstanding securities, increases his beneficial ownership of such securities by 5% or more over the percentage so owned by such person on the date hereof; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a potential change in control of the Employer has occurred. The Employee agrees that, subject to the terms and conditions of this Agreement, in the event of a potential change in control of the Employer, he will remain in the employ of the Employer until the earliest of (i) the date which is six (6) months from the occurrence of such potential change in control of the Employer, (ii) the termination by the Employee of the Employee's employment by reason of disability (as discussed in Section 11) or retirement (as discussed in Section 17(b)), or (iii) the occurrence of a Change in Control of the Employer.

                  15. Termination Following Change in Control. If a Change in Control of the Employer shall have occurred prior to the termination of the Employee's employment or the termination of the Employee's employment is occurring in connection with a Change in Control of the Employer, the Employee shall be entitled to the benefits provided in Section 16 hereof upon the subsequent termination of his employment during the term of this Agreement or any renewal period, as the case may be, unless such termination is (i) because of the Employee's death or retirement (as described in Sections 17(a) and 17(b)), (ii) by the Employer for Cause (as defined in Section 17.4(c) or disability (as discussed in Section 11(b), or (iii) by the Employee other than for Good Reason (as defined below).

                  (a) Good Reason. In connection with a Change in Control, the Employee shall be entitled to terminate his employment for Good Reason and such termination by the Employee shall be deemed to be termination of the Employee by the Employer. For purposes of this Agreement, "Good Reason" shall mean without the Employee's express written consent, the occurrence, after a Change in Control of the Employer, of any of the following circumstances, unless in the case of clauses (i), (v), (vi) or (vii) below, such circumstances are fully corrected prior to the date of termination specified in the "Notice of Termination" required by subsection 15(b) hereto:

                  (i) the assignment to the Employee of any duties inconsistent with the Employee's status as a senior executive officer of the Employer or a substantial alteration in the nature or status of the Employee's responsibilities from those in effect immediately prior to a Change in Control of the Employer;

                  (ii) a reduction by the Employer in the Employee's annual base salary as in effect on the date hereof or as the same may be increased from time to time;

                  (iii) a new Employer requirement is instituted which requires the Employee to change his work location to a location different from that before the Change in Control but not including a requirement that the Employee travel on the Employer's business to an extent substantially consistent with his present business travel obligations;

                  (iv) the failure by the Employer, without the Employee's consent, to pay the Employee any portion of his current compensation, or to pay to the Employee any portion of an installment of deferred compensation under any deferred compensation program of the Employer within seven (7) days of the date such compensation is due;

                  (v) the failure by the Employer to continue in effect any compensation plan in which the Employee participates immediately prior to the Change in Control of the Company which is material to the Employee's total compensation, or any substitute plans adopted prior to the Change in Control, unless an equitable arrangement (embodied in an on-going substitute or alternative plan) has been made with respect to such plan in connection with the Change in Control of the Employer, or the failure by the Employer to continue the Employee's participation therein;

                  (vi) the failure by the Employer to continue to provide the Employee with benefits substantially similar to those enjoyed by the Employee under any of the Employer's pension, life insurance, medical, health and accident, or disability plans in which the Employee was participating at the time of a Change in Control of the Employer, the taking of any action by the Employer which would directly or indirectly materially reduce any of such benefits or deprive the Employee of any such benefits or deprive the Employee of any material fringe benefit enjoyed by the Employee at the time of the Change in Control of the Employer, or the failure by the Employer to provide the Employee with the number of paid vacation days to which the Employee is entitled on the basis of years of service with the Employer in accordance with the Employer's normal vacation policy in effect at the time of the Change in Control; or

                  (vii) the failure of the Employer to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 18 hereof.

                  The Employee's right to terminate his employment pursuant to this Subsection 15(a) shall not be affected by his incapacity due to physical or mental illness. The Employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstances constituting Good Reason hereunder.

                  (b) Notice of Termination. Any purported termination by the Employer or by the Employee shall be communicated by written notice of termination ("Notice of Termination") to the other party hereto in accordance with Section 20 hereof and shall state the grounds for termination and the effective date thereof. Any purported termination of the Employee's employment which is not effected pursuant to a Notice of Termination shall not be effective in discharging the Employee.

                  16. Compensation upon Termination. (a) If the Employee's employment by the Employer shall be terminated following a Change in Control of the Employer in connection with a Change in Control and such termination is for reasons other than for Cause (as hereinafter defined), retirement, death or disability or if the Employee is deemed terminated pursuant to Section 15(a), then the Employee shall be entitled, at his election, to the benefits provided below:

                  1. The Employer shall continue to pay the Employee, except as otherwise provided below, either (i) his full base salary (as specified in Section 4 hereof) for the remainder of the term of this Agreement or any renewal period, as the case may be, at the rate in effect on the date of termination, plus all other amounts to which he is entitled under any compensation plan of the Employer on the date of termination or (ii) a lump sum severance payment (the "Severance Payment") equal to 2.99 times his "base amount", as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and reduced as discussed below. Such base amount shall be determined in accordance with temporary or final regulations, if any, promulgated under Section 280G of the code and based upon the advice of the tax counsel referred to in clause (2), below. The Employee shall make his election by written notice to the Employer within ten (10) business days after he receives a Notice of Termination or, if the Employee is terminating this Agreement for Good Reason, such election shall be stated in his Notice of Termination to the Employer.

                  2. The Severance Payment shall be reduced by the amount of any other payment or the value of any benefit received or to be received by the Employee in connection with a Change in Control of the Employer or the Employee's termination of employment (whether pursuant to the terms of this Agreement, any other plan, agreement or arrangement with the Employer, any person whose actions result in control, or any person affiliated with the Employer or such person) unless (i) the Employee shall have effectively waived his receipt or enjoyment of such payment or benefit prior to the date of payment of the Severance Payment, (ii) in the opinion of tax counsel selected by the Employer's independent auditors and acceptable to the Employee, such other payment or benefit does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code, or
         (iii) in the opinion of such tax counsel, the Severance Payment (in its full amount or as partially reduced under this clause 2, as the case may be) plus all other payments or benefits which constitute "parachute payments" within the meaning of Section 280G(b)(2) of the Code are reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4) of the Code or are otherwise not subject to disallowance as a deduction by reason of Section 280G of the Code. The value of any non-cash benefit or any deferred cash payment shall be determined by the Employer's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

                  3. Except to the extent that such payments would result (or, if paid after the Severance Payment, would have resulted) under clause 2 above, in a reduction in the Severance Payment, notwithstanding any provision of an incentive plan, if any, the Employer shall pay to the Employee a lump sum amount equal to the sum of (x) any incentive compensation which has been allocated or awarded to him for a fiscal year or other measuring period preceding the date of termination but which has not yet been paid, and (y) all legal fees and expenses incurred by the Employee as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder), such payment to be made at the later of the times provided in clause 4, below, or within five (5) days after the Employee's request for payment accompanied with such evidence of fees and expenses incurred as the Employer reasonably may require.

                  4. The payments provided for in clauses 16(a)(1) and 16(a)(3) above, shall (except as otherwise provided therein) be made not later than the fifth day following the date of termination; provided, however, that if the amounts of such payments, and the limitation on such payments set forth in clause 16(a)(2) above, cannot be finally determined on or before such day, the Employer shall pay to the Employee on such day an estimate, as determined in good faith by the Employer, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1247(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the date of termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Employer to the Employee, payable on the fifth day after demand by the Employer (together with interest at the rate provided in Section 1247(b)(2)(B) of the Code).

                  5. The Employee shall not be required to mitigate the amount of any payment provided for in this Section 16 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 16 be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Employee to the Employer or otherwise.

                  17. Termination. This Agreement shall terminate earlier than the stated term in the following circumstances:

                  (a) Death. In the event of the Employee's death during the term of this Agreement or any renewal period, as the case may be, this Agreement shall terminate on the date of death.

                  (b) Retirement. The Employee retires voluntarily under the Employer's retirement plan.

                  (c) Cause. The Employer may terminate the Employee for Cause. "Cause" shall mean termination upon (i) the willful and continued failure by the Employee to perform substantially his duties with the Employer (other than any such failure resulting from the Employee's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination by the Employee for Good Reason), 30 days after a written demand for substantial performance is delivered to the Employee by the Board of Directors which specifically identifies the manner in which the Board of Directors believes that the Employee has not substantially performed his duties, or (ii) the conviction of the Employee of any felony or a crime involving larceny. For purposes of this Section 17(c), no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee's action or omission was in the best interest of the Employer. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee a resolution duly adopted by the unanimous vote of the entire membership of the Board of Directors, exclusive of the Employee, at a meeting of the Board of Directors called and held for such purpose (after reasonable notice to and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board of Directors), finding that in the good faith opinion of the Board of Directors, the Employee was guilty of conduct set forth above in clauses (i) or (ii) of the second sentence of this Section 17(c) and specifying the particulars thereof in detail; provided, however, that no such meeting may be called or held by the Board of Directors of the Employer for such purpose prior to April 1, 1999, unless the Employee has been first convicted of a crime in which the Employee appropriated, for his benefit, any assets of the Employer. Notwithstanding anything herein to the contrary, if the Employee is terminated during the first three (3) years of the term for any reason other than for a conviction of a crime in which the Employee appropriated, for his benefit, any assets of the Employer, the Employee shall continue to be paid his salary and bonus (and his benefits and entitlement to use of an automobile as described in Section 7 hereof shall also continue) for the remainder of the first three (3) years of the term; and further provided that if the Employee is terminated for alleged "Cause" at any time during the term or any renewal thereof and it is later determined by a court of competent jurisdiction that no "Cause" existed for the termination, the Employer shall be liable for all salary, bonuses, benefits and automobile entitlement due and not yet paid under the term or any renewal thereof and such sum shall be paid in a lump sum to the Executive with pre-judgment and post-judgment interest thereon.

                  In addition, the Employer expressly covenants and agrees that at all times while this Agreement or any extension thereof is in effect, the Employee shall determine, in his sole discretion, where the warehouse and executive/administrative offices of the Employer shall be located. The Employer expressly acknowledges that it has been advised by the Employee that the location of the warehouse and executive/administrative offices shall be in New Jersey, in a location within 30 miles of the existing offices of The Ultimate Juice Company, Inc. in Clark, New Jersey and the Employer consents thereto. It is also hereby agreed by the Employer that in the event the Employer breaches the above covenant, such breach shall be deemed a termination of the Employee hereunder without "Cause" and the Employer's obligations to the Employee hereunder, inclusive of salary, bonuses, benefits and automobile entitlement, shall continue for a period equal to the greater of (a) the remainder of the term or any renewal period or (b) five (5) full years; provided, however, that the Employee shall not be entitled to any payment, with respect to this last paragraph of Section 17(c), beyond March 31, 2005, and in the case of such termination the Employee shall no longer be obligated to render or provide the return consideration of continuing to serve as an Employee of the Employer.

                  18. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Employer, its successors and assigns, including without limitation, any company which may acquire all or substantially all of the Employer's assets and business or into which the Employer may be merged, and upon the Employee, his heirs, legal representatives, successors and assigns. The Employee may assign his right to benefits under this Agreement but not his obligations under this Agreement.

                  19. Waiver. The failure of the Employer or the Employee to insist, in any one or more instances, on performance of any term or condition of this Agreement, shall not be construed as a waiver of any such term, or condition, or any other term or condition, and the obligations of the parties with respect thereto shall continue in full force and effect.

                  20. Notices. Any notice required to or which may be sent hereunder shall be sent in writing, by registered or certified mail, return receipt requested, addressed to the party for whom it is intended at the address set forth on page 1 of this Agreement for such party. Either party hereto may, at any time or from time to time, change the address to which notices shall be sent in accordance with the provisions of this Section.

                  21. Governing Law. This Agreement has been made and shall be construed in accordance with the laws of the State of New Jersey. This Agreement, when effective, supersedes all previous agreements between the Employee and Employer regarding employment.

                  22. Renewal. The Employee shall have the right and option to extend and renew this Agreement for two additional periods of three (3) years each (for a total of six (6) additional years). The Employee shall automatically be deemed to have exercised such right and option to extend and renew this Agreement at the expiration of the initial and each renewal term unless he shall send written notice to the Employer or his intention not to renew at least 60 days prior to the expiration of the initial or any renewal term.

                  23. Arbitration. Any controversy between the Employee and Employer relating to this Agreement, or to the meaning or performance thereof, shall be settled by arbitration in accordance with the rules and regulations of the American Arbitration Association then in force and effect. Judgment on any award rendered in such arbitration may be entered in any court having jurisdiction.

                  24.      Protection of Confidential Information.

                  24.1. Confidentiality. In view of the fact that the Employee's work as an Executive of the Employer and its Subsidiaries and their respective affiliates will bring him into close contact with many confidential affairs of the Employer and its Subsidiaries and their respective affiliates, including the names of the Employer's and its Subsidiaries' customers and suppliers, matters of a business nature such as information about costs, profits, markets, sales, other information not readily available to the public, and plans for future developments (hereinafter collectively "Confidential Matters"), the Employee agrees: (i) to keep secret all Confidential Matters of the Employer and its Subsidiaries and their respective affiliates, and not to disclose such Confidential Matters to anyone outside of the Employer and its Subsidiaries (other than the Employer's customers or potential customers and the Employer's vendors or suppliers or potential vendors or suppliers), either during or after his employment with the Employer, except with the Employer's written consent at each time as to any Confidential Matter which is to be disclosed, and (ii) to deliver promptly to the Employer on termination of his employment, or at any time the Employer may so request, all memoranda, notes, records, reports, lists and other documents (and all copies thereof) and materials relating to the Employer's and its Subsidiaries' and their respective affiliates business which he may then possess or have under this control.

                  24.2. Agreement Not To Compete. During the period from the date hereof until one (1) year after the termination or nonrenewal of the Employee's employment with the Employer and/or its Subsidiaries for any reason set forth in Section 17 hereof, the Employee shall not (i) purchase an ownership interest of greater than 5% of a company or other entity which is at such time engaged in the citrus juice beverage industry and active in the same geographic area as the Employer or any of its Subsidiaries or their respective affiliates, is otherwise competitive with the Employer or any of its Subsidiaries or their respective affiliates, or is attempting to enter such industry in such geographic area or to become otherwise competitive; (ii) act as a consultant, officer, director or in any other capacity, whose responsibilities are related to the citrus juice beverage industry in the same geographic area as the Employer or any of its Subsidiaries operates; or (iii) solicit in any way or entice away from the Employer or its Subsidiaries or their respective affiliates (a) any clients or account of the Employer or its Subsidiaries or their respective affiliates which were active clients or accounts of the Employer or its Subsidiaries or their respective affiliates during the Employee's employment with the Employer, (b) any prospective client or account of the Employer or its Subsidiaries or their respective affiliates which the Employer or its Subsidiaries or their respective affiliates was actively engaged in soliciting during the Employee's employment with the Employer, (c) any employee of the Employer or its Subsidiaries or their respective affiliates (unless such employee shall have either been discharged by such entity or shall have otherwise ceased to be employed by such entity for a period of 365 days) or (d) any manufacturers or suppliers of the Employer's or its Subsidiaries or their respective affiliates, which were manufacturers or suppliers of the Employer or its Subsidiaries or their respective affiliates during the Employee's employment with the Employer. Notwithstanding the foregoing, however, if the Employer fails to make any payments due hereunder to the Employee when due, the provisions of this Section 24.2 shall not apply.

                  24.3. Remedies. The Employee recognizes that any breach of the covenants contained in Sections 24.1 or 24.2 hereof would irreparably injure the Employer. Accordingly, the Employee agrees that any breach of the covenants contained in Sections 24.1 or 24.2 hereof will result in forfeiture to the Employer as liquidated damages of any and all amounts otherwise payable to the Employee under this Agreement as of and from the date of such breach. Furthermore, the Employer may, in addition to pursuing its other remedies, obtain an injunction against the Employee from any court having jurisdiction over the matter, restraining any further violation of this Agreement by the Employee and no bond or other security shall be required in connection with such injunction.

                  (b) In the event the Employee prevails in any judicial proceeding relating to a breach by the Employer hereunder, (i) all sums determined to be due hereunder in such judicial proceeding shall be due and payable in a lump sum (unless otherwise ordered by the court in which such judicial proceeding is brought) and (ii) the Employer shall be liable for all fees and expenses, including attorneys' fees, incurred by the Employee in connection with any action taken to enforce this Agreement or obtain judgment for a breach hereof.

                  24.4. Reformation. If any of the covenants contained in Sections 24.1 or 24.2 hereof, or any part thereof, are held to be unenforceable because of the scope or duration of any such provision, the parties agree that the body making such determination shall have the power to reduce the scope or duration of such provision and, in its reduced form, said provision shall be enforceable. If any of the covenants in Sections 24.1 or 24.2 hereof, or any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenants, which shall be given full force and effect without regard to the invalid provisions.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first written.

                             THE FRESH JUICE COMPANY, INC.


                             By:   /s/ Steven Smith
                                  -----------------------------
                             Name:     Steven Smith
                             Title:    President


                                   /s/ Steven M. Bogen
                                   ----------------------------
                                       Steven M. Bogen